Date: 06/29/2020
Receipt Number: 6406026
Amount Paid: $70.00

RECEIVED
JUN 29 2020
Utah Div. Corp. & Comm. Code

HCS

ARTICLES OF INCORPORATION

OF

JANGIT ENTERPRISES, INC.

Pursuant to Section 16-10a-202 of the Utah Revised Business Corporation Act (the "Act"), the undersigned sole incorporator hereby adopts the following Articles of Incorporation (the "Articles") to form a corporation under the laws of the State of Utah.

ARTICLE I. NAME

The name of the corporation is "JANGIT Enterprises, Inc." (the "Corporation").

ARTICLE II. PURPOSE AND POWERS

The purpose or purposes for which the Corporation is organized is to develop educational software and in any other lawful act or activity for which corporations may be organized under the Act and any amendments thereto. The Corporation will have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE III. CAPITAL STOCK

The corporation is authorized to issue 500,000,000 shares designated as "Common Stock", par value $0.001 per share, and 10,000,000 shares designated as "Blank Check Preferred Stock," par value $0.001 per share.

Subject to the provisions of Section 16-10a-602 of the Utah Revised Business Corporation Act, shares of Blank Check Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares of each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Blank Check Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Blank Check Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV. RESIDENT OFFICE; RESIDENT AGENT

The address of the Corporation's initial Resident office shall be:

175 South Main Street
Suite 1410
Salt Lake City, Utah 84111

JUN 29 '20 AM9:51

11833236-0142

The name and address of the Corporation's initial Resident agent is as follows, and whose signature below indicates acceptance of such appointment:

Brunson Chandler & Jones, PLLC
175 South Main Street
Suite 1410
Salt Lake City, Utah 84111

ACCEPTANCE OF APPOINTMENT:

Callie Jones

ARTICLE V. INCORPORATOR

The name and address of the Corporation's incorporator is:

Kelly Kirchhoff
175 South Main Street
Suite 1410
Salt Lake City, Utah 84111

ARTICLE VI. BYLAWS

Except as otherwise provided in these Articles or in this Corporation's Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Corporation's Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this Corporation.

ARTICLE VII. DIRECTORS

Pursuant to the Bylaws of this Corporation, this Corporation shall be governed by a Board of Directors. Subject to any limitations imposed elsewhere in this Certificate or in the Bylaws, the number of directors of this Corporation shall be filled from time to time by the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders. Election of directors need not be by written ballot unless and except to the extent the Bylaws shall so provide.

ARTICLE VIII. LIMITATION OF LIABILITY

A director of this Corporation shall, to the fullest extent permitted by the Act as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. If the Act is amended, after approval by the stockholders of this Article VIII, to authorize corporate action further eliminating or limiting the personal liability of

directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.

Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of these Articles inconsistent with this Article VIII, by the stockholders of this Corporation shall not apply to or adversely affect any right or protection of a director of this Corporation existing at the time of such amendment, repeal, modification or adoption.

IN WITNESS WHEREOF, the undersigned person, being the sole incorporator of the Corporation, have executed these Articles as of June 22, 2020. That they are all incorporators herein; that they have read the above and foregoing Articles of Incorporation; know the contents thereof and that the same is true to the best of their knowledge and belief, excepting as to matter herein alleged upon information and belief and as to those matters they believe to be true.

Kelly L Kirchhoff

Kelly Kirchhoff, Incorporator